UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2020

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2020, Document Security Systems, Inc. (the “Company”) entered into a binding term sheet (the “Term Sheet”) with DSS BioHealth Security, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“DBHS”), Global BioMedical Pte Ltd, a Singapore corporation (“GBM”), and Impact BioMedical Inc., a Nevada corporation and wholly owned subsidiary of GBM (“Impact”). Pursuant to the Term Sheet, the Company will acquire Impact, a company engaged in the development and marketing of biohealth security technologies, in a proposed share exchange transaction with a purchase price capped at $50 million, subject to completion of due diligence and an independent valuation. In consideration of 100% of Impact, the Company will issue GBM (i) up to 14,500,000 shares of its common stock, par value $0.02 (the “Common Stock”), at a price of $0.216 per share (valued at $3,132,00), and (ii) perpetual convertible preferred stock (“Convertible Preferred Stock”)for the remaining balance of the purchase price, as adjusted by the independent valuation and subject to a 19.9% blocker based on the total issued outstanding shares of Common Stock held or to be held by GBM.

Pursuant to the Term Sheet, in consideration for the Convertible Preferred Stock, the Company will have certain rights, including appointing members of the Board of Directors of Impact, as set forth in the Term Sheet. In addition, the Term Sheet and closing conditions are subject to both the Company and GBM having obtained approvals from their respective shareholders and relevant stock exchanges, as well as an independent audit, which shall be included in the pending proxy for shareholder vote.

GBM is a 100% owned subsidiary of Singapore eDevelopment Limited whose Chief Executive Office and largest shareholder is Heng Fai Ambrose Chan, the Chairman of the Board and largest shareholder of the Company. As such, the above transactions constitute related party transactions which have been duly approved by the Company’s Board of Directors and Audit Committee.

Item 8.01 Other Information.

On March 12, 2020, the Company issued a press release announcing the terms of the Term Sheet. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Exhibit

99.1	Press Release issued March 12, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: March 17, 2020	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer and Interim Chief Financial Officer